Trading in Company Securities Scope Policy Statement This policy applies to all full, part-time, and temporary employees of PTC and its subsidiaries worldwide, independent contractors of PTC and its subsidiaries with access to confidential information about PTC and its subsidiaries, and members of the PTC Board of Directors. All transactions and trading in PTC securities should be done in compliance with applicable laws, including the prohibition on trading in PTC securities while aware of material non-public information about PTC. PTC has adopted this policy both to help you avoid the severe consequences associated with violating the insider trading laws and to satisfy PTC’s obligation to prevent insider trading by its employees and certain others, including members of the PTC Board of Directors. This policy is also intended to prevent even the appearance of improper conduct through certain additional measures, including the trading blackout periods described below. For the purposes of this policy, “PTC” includes PTC and all its subsidiaries, and “securities” means common stock, debt instruments, and other securities issued by PTC. Exhibit 19.1

PROHIBITION ON INSIDER TRADING AND TIPPING Trading or engaging in transactions in securities of a company while aware of material non-public information about a company, or the disclosure of material non- public information to others to trade in the securities of that company (“tipping”), is prohibited by the U.S. securities laws. Because PTC is listed and publicly-traded in the U.S., these laws and this policy apply to you no matter where you are located. Trading Defined Trading is any decision to purchase, sell or engage in other action involving PTC securities, including gifts or donations of PTC securities to persons or entities, including charitable donations. What is considered trading in PTC securities is broader than an actual sale or purchase of PTC securities. “Trading” includes deciding to purchase or sell PTC securities at a later time. Examples of such decisions are: entering into an automatic stock sale or purchase plan (commonly called a “10b5-1 Plan”) or similar arrangement, deciding to participate in an offering under PTC’s Employee Stock Purchase Plan (“ESPP”) or changing your percentage contribution to the ESPP. Material Non-Public Information Defined “Material non-public information” is information, whether positive or negative, about a company including PTC, that is not generally known to the public and that would be likely to affect that company’s stock price or a person’s decision to buy, hold or sell securities of that company. Some examples of information that would ordinarily be regarded as material are: Earnings information and projections, including financial performance relative to market expectations, and changes to previously announced financial guidance and targets; A significant cybersecurity incident, such as a data breach; A significant merger, acquisition or joint venture (whether proposed, pending or completed); An acquisition or disposition of a significant asset or assets (whether proposed, pending or completed); A change in control or a significant change in senior management, such as a senior executive resignation; A significant change in capital investment plans or capital structure, including capital raising initiatives (such as an equity offering or a bond offering) or non-ordinary course borrowing; A significant restructuring; Establishment of a program to repurchase the company’s securities or material modification of an announced program; Pending or threatened significant litigation or regulatory action, or the resolution of such litigation or regulatory action; and Major sales or strategic deals or the loss of such deals (whether in progress or completed) and the sales “pipeline.”

Specific Trading Restrictions You may not trade in PTC securities as described below. While in Possession of Material Non-Public Information. You may not purchase, sell, make gifts or donations of, or otherwise engage in transactions involving PTC securities when you are aware of material non-public information about PTC. Further, you may not purchase, sell, make gifts or donations of, or otherwise engage in transactions involving PTC securities for at least 24 hours after the public release of the material information of which you were aware. When You Are Subject to the Quarterly Earnings Blackout. PTC’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for PTC’s common stock. Accordingly, to avoid even the appearance of trading on material inside information, PTC has adopted a prophylactic trading blackout period at the end of each quarter during which Vice President and above and certain other employees and members of the PTC Board of Directors may not trade in PTC securities. The Blackout Period begins three weeks prior to the end of each fiscal quarter (or the succeeding trading day if such day falls on a non-trading day) and extends until 24 hours after the public release of earnings. (See PTC’s financial calendar posted on The Hub for these Blackout Periods.) 1The entire 24 hours of any non-trading day of the stock market is not counted toward the 24-hour period. For example: A press release announcing earnings is released on Friday at 4:30 p.m. The 24-hour period would start then. Monday is a holiday on which the stock market is not open and thus not a trading day. The 24-hour period would therefore end at 4:30 p.m. on Tuesday. PTC Open Door & Anti-Retaliation Policy When You Are Subject to an Event Specific Blackout. PTC may impose event-specific trading blackouts on employees or other event participants or those with knowledge of the event (such as employees involved in an acquisition by PTC or in investigating a cybersecurity incident). If you are informed that you are subject to an event-specific trading blackout, you may not trade in PTC securities until you have been informed by the General Counsel or a member of the PTC Legal team that the trading blackout has been lifted. (Note that if you are subject to an event-specific blackout, the event and fact of that blackout is confidential and should not be disclosed to any person that is not on the event team.) You May Not Tip Others. You may not disclose (“tip”) material non-public information about PTC, or make a recommendation to buy or to sell based on such information, to persons outside PTC, including family and friends. If any of those persons subsequently trade in PTC securities, both that person and you may be found to be in violation of the federal securities laws, even if you did not trade yourself.

Pre-Clearance Required for Section 16 Officers, Executive Vice Presidents, and Members of the PTC Board of Directors All Section 16 officers and executive vice presidents of PTC and members of the PTC Board of Directors must pre-clear any proposed trade or other transaction in PTC securities, including gifts or donations of PTC securities, with the General Counsel, Aaron von Staats, or the Senior Vice President, Corporate & Securities Counsel, Catherine Gorecki, before engaging in such transaction. The pre-clearance will consider whether you are in possession of material non-public information about PTC whether you are otherwise subject to a blackout, and whether you will comply with any applicable stock ownership policy after the transaction. To facilitate adequate consideration of the proposed transaction, the request should be made at least one trading day before the proposed transaction. The pre-clearance is good for five trading days, unless earlier notified that you may not engage in such transaction. After the five trading days, you must pre-clear the proposed transaction again if the transaction has not yet been completed. Note that your broker may not pre-clear the transaction for you as PTC cannot and will not discuss pre-clearance considerations with outside investment professionals. Section 16 officers and executive vice presidents of PTC and members of the PTC Board of Directors must also pre-clear any entry into a 10b5-1 trading plan and any modification or termination of a 10b5-1 trading plan. Such plans and operation of such plans must comply with PTC’s 10b5-1 Plan Policy. Short sales of PTC stock Transactions in derivative securities whose value is tied to that of PTC stock (including puts, calls and listed options) Hedging transactions involving PTC stock or Pledges of PTC stock (including holding PTC stock in a margin account). Specific Trading Restrictions, cont. You May Not Purchase or Sell Securities of Another Company about which You Learned Material Non-Public Information through Your Employment with PTC. If you learn material non- public information about a company with which PTC does business or proposes to do business or engage in a transaction or otherwise in confidence, you may not trade in that company’s securities until the information becomes public or is no longer material. Your Family and Entities Controlled by You or Them are Subject to the Same Restrictions as You. The restrictions above apply to any purchase, sale, or other transaction involving PTC or other securities by a family member sharing the same address or who is dependent on you, or by a corporation, partnership, trust or other entity owned or controlled by you or owned or controlled by such a family member. Other Prohibited Transactions Because certain short-term or speculative transactions in or with respect to PTC stock create the appearance of trading on the basis of non-public information or cause you to have an interest adverse to PTC’s stockholders, you may not engage in any of the following transactions: 10b5-1 Plans

5 PTC Conflicts of Interest Policy Questions and Help If you have any question about this policy or whether a proposed transaction is permissible, you should contact PTC’s General Counsel or Corporate and Securities Counsel.